UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
_______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 16, 2023
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SOTERA HEALTH COMPANY
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-39729	47-3531161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
9100 South Hills Blvd, Suite 300
Broadview Heights, Ohio 44147
(Address of Principal Executive Offices) (Zip Code)
(440) 262-1410
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
_______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on which registered
Common stock, $0.01 par value per share	SHC	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.
On October 16, 2023, two subsidiaries of Sotera Health Company (the “Company”), Sotera Health LLC and Sterigenics U.S., LLC (“Sterigenics” and, together with Sotera Health LLC, the “Settling Defendants”), entered into a binding term sheet (the “Term Sheet”) outlining an agreement in principle for full and final resolution of a group of 79 ethylene oxide (“EO”) exposure claims related to or arising from alleged emissions of EO from Sterigenics operations in or around Atlanta, Georgia, including a lawsuit that was scheduled to begin trial in the State Court of Gwinnett County, Georgia on October 23, 2023 and the claims being pursued by the same plaintiff’s counsel on behalf of 78 other claimants (collectively, the “Covered Claims”).
The settlement is subject to the satisfaction of certain conditions, including 100% of the plaintiffs in the group consenting to their respective payment allocations and the parties obtaining a stay of the trial that was scheduled to begin on October 23, 2023. Upon satisfaction of the conditions, Sterigenics will make a $35 million settlement payment and the settling plaintiffs’ claims will be dismissed with prejudice. The settlement process is expected to conclude in 45 to 60 days.
The final settlement of claims contemplated under the Term Sheet may not occur or may not occur for all Covered Claims if conditions of the settlement are not met, including, but not limited to, a failure to obtain the required 100% participation of the plaintiffs in the group.
The Settling Defendants deny any liability for the Covered Claims and, per its express terms, the Term Sheet is not to be construed as an admission of liability or that the Company or the Settling Defendants engaged in any wrongful, tortious, or unlawful activity or that use and/or emissions of EO from Sterigenics’ operations in or around Atlanta, Georgia, posed any safety hazard to the surrounding communities.
For more information about the Term Sheet, please see Latest Updates in the EO section of our Investor Relations website at https://investors.soterahealth.com/latest-updates. For more information about EO related lawsuits, please see our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and our website at www.soterahealth.com.
Forward-looking Statements
This report contains forward-looking statements that reflect management’s expectations about future events and speak only as of the date hereof. You can identify these forward-looking statements by the use of forward-looking words such as “will,” “expect,” “may,” “could,” “believe,” “continue,” or other comparable words. Any forward-looking statements contained in this report are based upon current plans, estimates and expectations in light of information currently available to us. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations contemplated by us will be achieved. These forward-looking statements are subject to various risks, uncertainties and assumptions including, without limitation, changes in environmental, health and safety regulations; satisfaction of conditions to completing the settlement, including satisfaction of the participation requirement; the impact of, and developments in, current and future legal proceedings and liability claims related to purported exposure to emissions of EO from Sterigenics’ facilities; and the possibility that other claims will be made in the future, including in Georgia. For additional discussion of these risks and uncertainties, please refer to the Company’s other filings with the SEC, such as its annual and quarterly reports. We do not undertake any obligation to publicly update or revise these forward-looking statements, except as required by law.
The content on or connected to websites referred to in this Form 8-K is not incorporated by reference into, and does not form a part of, this Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sotera Health Company (Registrant)

Date: October 16, 2023	By:	/s/ Alexander Dimitrief
Alexander Dimitrief
Senior Vice President, General Counsel and Secretary